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                                                                EXHIBIT NO. 3.12

                                     BYLAWS

                                       OF

                        YELLOW RELOCATION SERVICES, INC.

                                    ARTICLE I
                                     OFFICES

     The Principal Office of the Corporation in the State of Kansas shall be located in Overland Park, Johnson County, Kansas. The Corporation may have such other offices, either within or without the State of Kansas, as the business of the Corporation may require from time to time. The Registered Office of the Corporation, required by "The General Corporation Code" to be maintained in the State of Kansas, may be, but need not be, identical with the address of its Principal Office in the State of Kansas, and the address of the Registered Office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 1 - Annual Meetings. The Annual Meetings of the Shareholders shall be held in April each year beginning with the year 1990 for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

     Section 2 - Special Meetings. Special Meetings of the Shareholders may be called by the President or by the Board of Directors.

     Section 3 - Place of Meetings. Annual and Special Meetings of the Shareholders shall be held at such place as is designated by the Board of Directors or, if no designation is made, the place of meeting shall be the Registered Office of the Corporation.

     Section 4 - Notice of Meetings. Unless waived, written or printed notice stating the place, day and hour of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the Officer calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the Shareholder at such Shareholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

     Section 5 - Conduct of Meetings. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order, safety, limitations on the time allotted to the questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

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     Section 6 - Voting Lists. At least ten (10) days before each meeting of
Shareholders, the Officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each Shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the Registered Office of the Corporation and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to the Shareholders entitled to examine such list, share ledger or transfer book, or to vote at any meeting of the Shareholders.

     Section 7 - Quorum. A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of the Shareholders; provided, that if less than a majority of the outstanding shares is represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time without further notice, to a date not longer than ninety (90) days from the date originally set for such meeting.

     Section 8 - Proxies. At all meetings of Shareholders, a Shareholder may vote either in person or by proxy executed by such Shareholder or by such Shareholder's duly authorized attorney-in-fact; provided, however, all proxies are subject to the provisions of K.S.A. 17-6502. Such proxy shall be in writing and filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 9 - Voting. Except as otherwise provided by statute or by the Articles of Incorporation and subject to the provisions of these Bylaws, each Shareholder shall be entitled to one (1) vote for each share of Capital Stock held by such Shareholder. At all meetings of Shareholders, except as otherwise required by statute, by the Articles of Incorporation or by these Bylaws, all matters shall be decided by the vote of a majority in interest of the Shareholders entitled to vote, present in person or by proxy.

     Section 10 - Actions of the Shareholders without a Meeting. Any action which may be taken at a meeting of the Shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the Shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the Shareholders at a meeting duly held, and may be stated as such in any certificate or document filed under the "General Corporation Code." The Secretary shall file such consents with the minutes of the meetings of the Shareholders.

                                   ARTICLE III
                                    DIRECTORS

     Section 1 - General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

     Section 2 - Number, Election and Term. The number of Directors of the Corporation shall be one, who shall be elected annually at the Annual Meeting of the Shareholders. The Board of

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Directors, by resolution, may increase the number of directors to three. Each
Director shall be elected for a term of one year and shall hold office until his or her successor has been elected and has qualified.

     Section 3 - Removal of Directors. At a meeting called expressly for that purpose, the entire Board of Directors or any member thereof may be removed, for or without cause, by the vote of the holders of a majority of the shares then entitled to vote at an election of the Directors.

     Section 4 - Vacancies. In case of the death or resignation of one or more of the Directors, a majority of the remaining Directors may fill the resulting vacancy or vacancies until the successor or successors are elected at the next Annual Meeting of the Shareholders. If no Directors remain, then any vacancies may be filled by election by the Shareholders.

     Section 5 - Compensation. Directors shall not receive compensation for their services as such, but the Directors may authorize the payment of Directors' fees and reimbursement of expenses of attendance: provided, that nothing herein contained shall be construed to preclude any Director from receiving compensation for services to the Corporation in any other capacity.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1 - Annual Meetings. Meetings of the Board shall be held at such times from time to time as the Board may determine and by resolution.

     Section 2 - Special Meetings. Special Meetings of the Board of Directors may be called by or at the request of the President or any Directors upon written or printed notice served personally on each Director or by mail or telegraph to his or her address as it appears upon the records of the Corporation.

     Section 3 - Notice. Unless waived, notice of any Special Meeting shall be given at least five (5) days previously thereto by written notice delivered personally, by telegram or mailed to each Director at his or her business address, provided, however, that if the designated meeting place is without the State of Kansas an additional five (5) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, with all charges prepaid. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any Annual or Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 4 - Place of Meeting. Meetings of the Board of Directors shall be held at such place, within or without the State of Kansas, as shall be provided for in the resolution, notice, waiver of notice or call of such meeting, or if not otherwise designated, at 10990 Roe Avenue, Overland Park, Kansas.

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     Section 5 - Quorum. Except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws, a majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Section 6 - Actions of the Board of Directors without a Meeting. Any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the Directors. Such consents shall have the same force and effect as a unanimous vote of the Directors at a meeting duly held, and may be stated as such in any certificate or document filed under the "General Corporation Code." The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

     Section 7 - Meetings by Conference Telephone. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can hear each other person; participation in a meeting in this manner shall constitute presence in person at the meeting.

     Section 8 - Committees. A majority of the Directors may authorize and designate, from time to time or on a regular basis, two or more Directors to constitute a committee which shall have and exercise all of the authority of the Board of Directors in the management of the Corporation.

                                    ARTICLE V
                                    OFFICERS

     Section 1 - Number. The Officers of the Corporation shall consist of a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents (one of whom may be designated or elected the Executive Vice President), a Treasurer, an Assistant Secretary and Assistant Treasurer. Any two or more offices (except President and Secretary) may be held by the same person. All Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in these Bylaws or as are established by resolution of the Board of Directors.

     Section 2 - Election and Term of Office. The Officers of the Corporation shall be elected by the Board of Directors at the First Meeting of the Board of Directors and annually thereafter at the Annual Meeting of the Board of Directors. If the election of Officers shall not be held at such meeting, it shall be held as soon thereafter as may be convenient. Each Officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

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     Section 3 - Vacancies. If any office becomes vacant by reason of death, resignation, removal, disqualification or any other reason or if any Officer of the corporation, in the judgment of the Board of Directors, is unable to perform the duties of his or her office for any reason, the Board of Directors may choose a successor to fill such vacancy or may delegate the duties of any such vacant office to any other Officer or to any Director of the Corporation f o r the unexpired portion of the term.

     Section 4 - Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby.

     Section 5 - The Chairman of the Board. When elected, the Chairman of the Board shall be the principal executive officer of the Corporation; he or she shall preside at meetings of the Board of Directors and of the Shareholders, and, subject to the direction and control of the Board of Directors, he or she shall direct the policy and management of the corporation. He or she shall perform such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the President shall have and may exercise all of the powers of the Chairman.

     Section 6 - The President. Unless and until the Board of Directors shall have elected a Chairman of the Board, the President shall be the chief executive officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and control over its Officers, agents and employees; shall preside at all meetings of the Shareholders and of the Board of Directors at which he or she is present; and shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to h i m or her by these Bylaws or by the Board of Directors.

     Section 7 - The Vice President. At the request or the President or in the event of his or her absence, disability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of their election or designation) shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him or her from time to time by the President or the Board of Directors.

     Section 8 - The Secretary. The Secretary shall keep the minutes of all the meetings of the Shareholders and of the Board of Directors; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the Corporation is affixed to all certificates of stock prior to the issuance thereof and to all documents the execution of which, on behalf of the Corporation, is duly authorized; maintain a complete list of all Shareholders entitled to vote at Shareholders' meetings and have said list available for inspection by any Shareholder who may be present at such meetings; have general charge of the stock transfer books of the Corporation; in general, perform all duties customarily incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

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     Section 9 - The Treasurer. The Treasurer shall have supervision of the funds, securities, receipts and disbursements of the Corporation; cause all monies and other valuable effects of the Corporation to be deposited in its name and to its credit in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors; cause to be kept correct books of account, proper vouchers and other papers pertaining to the Corporation's business at the accounting office of the Corporation; render to the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation.

     Section 10 - The Assistant Secretary and Assistant Treasurer. The Assistant Secretary and Assistant Treasurer (or in the event there be more than one Assistant Secretary or Assistant Treasurer, in the order of their seniority, designation or election) shall, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of the Secretary or Treasurer and shall perform such other duties as the President or the Board of Directors shall prescribe.

     Section 11 - Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1 - Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf the Corporation, and such authority may be general or confined to specific instances.

     Section 2 - Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution from the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3 - Checks, Drafts and Other Documents. All checks, drafts and other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Endorsement of instruments for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by rubber stamp of the Corporation or in such other manner as the Board of Directors may from time to time determine.

     Section 4 - Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII
                    CERTIFICATES OF STOCK AND THEIR TRANSFER

     Section 1 - Certificates of Stock. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be

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signed, manually or by facsimile or otherwise, by the President or Vice
President and by the Secretary, Treasurer or Assistant Secretary or Assistant Treasurer and shall be sealed with the Seal of the Corporation. All certificates of stock shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and the date of issuance, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

     Section 2 - Lost Certificates. In the event a certificate of stock is allegedly lost, stolen or destroyed, the Corporation may issue a new certificate. The Corporation may require the owner of such certificate to give a good and sufficient bond to indemnify the Corporation against it on account of the alleged loss, theft or destruction, or the issuance of the new certificate.

     Section 3 - Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his or her attorney, thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed owner thereof for all purposes as regards the Corporation.

     Section 4 - Treasury Stock. All issued and outstanding stock of the Corporation that may be purchased or otherwise acquired by the Corporation shall be Treasury Stock, and the Directors of the Corporation shall be vested with authority to resell said shares for such price and to such person or persons as the Board of Directors may determine. Such stock shall neither vote nor participate in dividends while held by the Corporation.

                                  ARTICLE VIII
                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Corporation's Articles of Incorporation.

                                   ARTICLE IX
                                      SEAL

     The Corporation shall have a corporate seal which shall have inscribed around the circumference thereof the words, "Yellow Relocation Services, Inc." and elsewhere thereon shall bear the words, "Corporate Seal." The corporate seal may be affixed by impression or may be by facsimile.

                                   ARTICLE X
                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these Bylaws, of the Articles of Incorporation or of "The General and Business Corporation Code of Kansas," waiver of such notice in writing, signed by the person or persons entitled thereto,

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whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI
                                   FISCAL YEAR

     Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall extend from the first day of January to the last day of December of each year, both dates inclusive.

                                  ARTICLE XII
                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, find and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the Corporation, (a) such person shall be indemnified only to the extent of his expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 2. Any person who is or was an employee or agent of the Corporation, and who would be entitled to be indemnified by the Corporation under the circumstances set forth in Section 1 of this Article but for the fact that such person is not or was not a director or officer of the Corporation, may be indemnified by the Corporation (but shall not be entitled to be indemnified by the Corporation) in a specific case to all or part of the extent set forth in
Section 1 of this Article, if the Board of Directors determines that it is in the best interests of the Corporation to grant such indemnity. Authorization for such indemnity shall be determined by majority vote of a quorum of the Board of Directors.

     Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he shall be indemnified against

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expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Any indemnification hereunder (unless required by law or order by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

     Section 5. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which those indemnified or advanced expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these Bylaws.

     Section 7. The Corporation's indemnity of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

     Section 8. For the purposes of this Article, references to "the Corporation" include any subsidiary or affiliated corporation and all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     Section 9. For purposes of this Article references to "other enterprises" shall include entities of any kind, including associations, rate bureaus, conferences and employee benefit

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plans; references to "fines" to shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries: and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     Section 10. Nothing contained in this Article XII, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

     Section 11. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this bylaw.

                                  ARTICLE XIII
                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any Annual Meeting or Special Meeting of the Board of Directors called for that purpose. The Board of Directors may adopt emergency Bylaws as provided by law.

     These Bylaws are hereby adopted this 28/th/ day of March, 1989.


                                           /s/ DANIEL L. HORNBECK
                                           -------------------------------------
                                           Sole Incorporator

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